UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2006

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01	OTHER EVENTS.

On January 5, 2006, Gastar Exploration, Ltd. announced that it had drilled the Donelson #2 well to a total depth of 14,690 feet and, based on gas shows during drilling and electric logs, the well encountered approximately 50 net feet of apparent pay within the Knowles formation. The Donelson #2 well also encountered an apparently productive 10 foot zone within the Pettet formation. Gastar is in the process of installing production casing and tubing with plans to complete the well in the Knowles formation and start initial gas sales by late-January 2006. Following the installation of the production casing and tubing, Nabors Rig 623 will be moved to another Knowles location and completion activities will begin on the Donelson #1 well for a planned completion in the lower Bossier formations encountered in that well.

A copy of the Company’s press release, dated January 5, 2006, regarding this filing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Press release dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: January 5, 2006	By:	/s/ J. RUSSELL PORTER
J. Russell Porter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated January 5, 2006.

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